UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
COMMVAULT SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	22-3447504

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1 Commvault Way Tinton Falls, New Jersey	07724

(Address of principal executive offices)	(Zip Code)
     Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered

Preferred Stock Purchase Rights	The NASDAQ Stock Market
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: N/A
Securities to be registered pursuant to Section 12(g) of the Act:  None

 Item 1.         Description of Registrant’s Securities to be Registered.
A description of the Registrant’s Series A Junior Participating Preferred Stock Purchase Rights is set forth under “Entry into a Material Definitive Agreement” in the Registrant's Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 6, 2020, which description is incorporated herein by reference.
Item 2.          Exhibits.
Exhibit No.	Description

3.1
Certificate of Designation of Series A Junior Participating Preferred Stock of CommVault Systems, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by Commvault Systems, Inc. with the United States Securities and Exchange Commission on November 14, 2008).

4.1
Rights Agreement, dated as of April 3, 2020, between Commvault Systems, Inc. and Computershare Trust Company, N.A., as Rights Agent (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by Commvault Systems, Inc. with the United States Securities and Exchange Commission on April 6, 2020).

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 6, 2020

COMMVAULT SYSTEMS, INC.

By:	/s/ Warren H. Mondschein
Name: Warren H. Mondschein
Title: VP, General Counsel & Secretary